Exhibit 99.1

Calix Appoints John Durocher as Chief Operations Officer

To further advance winning strategies for customers and employees in the AI era, Calix promotes John Durocher to lead operations and deepen the company’s investment in scalable systems and processes. Senior Vice President of Field and Success Jonathan Lindsell will step into the role of chief customer officer.

SAN JOSE, Calif.—November 17, 2025—Calix, Inc. (NYSE: CALX) today announced that John Durocher has been appointed chief operations officer, effective immediately. Durocher brings a proven track record of transformative leadership and customer-centric innovation.
Prior to joining Calix in 2023 as chief customer officer, Durocher held senior roles at Salesforce and Accenture, where he championed operational excellence and pioneered customer success strategies that became industry benchmarks. At Calix, Durocher scaled the award-winning Calix Success organization, expanded professional and education services, and drove AI-powered initiatives that help customers compete and win in increasingly competitive markets. His ability to align people, processes, and technology has positioned Calix as a leader in enabling customers to evolve into broadband experience providers (BXPs)—making him uniquely equipped to lead operational strategy and execution during a period of rapid industry transformation.
Succeeding Durocher as leader of Calix Success is Jonathan Lindsell, who has been named chief customer officer. Lindsell, formerly senior vice president of Field and Success, will oversee the customer success function, bringing deep expertise and proven leadership to the role. He will continue to report to Durocher.
In his new role, Durocher will drive excellence across enterprise operations and customer experience, including continued strategic investment in IT. This leadership transition strengthens the company’s ability to advance its mission: enabling customers of any size to simplify their business, innovate to provide subscribers with differentiated experiences, and grow value for investors, members, and the communities they serve.
John Durocher, chief operations officer at Calix, said: “I am honored to step into the role of chief operations officer at such a pivotal time for our company and the broadband industry. My focus is on strengthening our operational foundation so Calix teams can work smarter and deliver measurable results. We are investing in systems, processes, and AI to make it easier for employees to solve problems and for customers to achieve their goals. In my new role, I will focus on driving efficiency and effectiveness at every level, enabling us to better support our customers, partners, and communities as we grow. With Jonathan Lindsell now leading the Calix Success organization, I am confident we will continue setting the broadband industry standard for customer success.”
Michael Weening, president and chief executive officer at Calix, said: “The announcement at ConneXions of our next-generation Broadband Platform, fully enabled for AI, underscored the depth of our partnership with customers as we help their teams expand their capability and capacity with the Calix Agent Workforce. We remain focused on innovation, operational excellence, and applying AI in ways that drive measurable value.
“In his three years at Calix, John Durocher has consistently shown the ability to listen to customers, adjust our capabilities and execution to meet their needs, and execute at scale. As chief operations officer, John will help accelerate the outcomes that matter most to our customers, partners, and the communities they support, and enable our internal teams to thrive through the capabilities that AI offers. It was a great moment for Calix and our customers when John joined our team, and I look forward to his partnership as we surge forward to ensure our customers, partners, and team members make the most of the incredible opportunity ahead.”
Read more about the Calix Executive Leadership Team.
About Calix
Calix, Inc. (NYSE: CALX) – Calix delivers the industry’s only agentic AI cloud and appliance-based platform, purpose-built over two decades with open standards and advanced security so service providers of all sizes can transform into experience providers. The platform combines agentic AI, intelligent appliances, and fully integrated managed services with Calix Success and a partner community to simplify operations, engagement, and service, innovate for their consumer, business, and municipal subscribers, and grow their value for members, investors, and the communities they serve.
This press release contains forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.
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Alison Crisci
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